Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.

As amended by the First Amendment, dated April 29, 2013 and

the Second Amendment, dated August 26, 2013

Article 1

Offices

1.1	Offices. The address of the registered office of National American University Holdings, Inc. (hereinafter called the “corporation”) in the State of Delaware and the name and address of the corporation’s registered agent shall be as set forth in the certificate of incorporation.

Article 2

Stockholders

2.1	Annual Meetings. The annual meeting of stockholders shall be held for the election of directors at such date and time as the board of directors shall each year fix. The meeting may be held either at a place, within or without the state of Delaware, or by means of remote communication, as the board of directors in its sole discretion may determine. Any other proper business may be transacted at the annual meeting.

2.2	Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the board of directors or the chief executive officer, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of the stockholders is limited to the purpose or purposes stated in the notice of the meeting. The special meeting may be held either at a place, within or without the state of Delaware, or by means of remote communication, as the board of directors in its sole discretion may determine.

2.3	Notice of Meetings.

(a)	Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given in writing or by electronic transmission in the manner provided by law stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

(b)	Unless otherwise provided by law, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

(c)	If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Notice by electronic transmission shall be deemed given:

(i)	if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)	if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii)	if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of:

(1)	such posting; and

(2)	the giving of such separate notice; and

(iv)	if by any other form of electronic transmission, when directed to the stockholder.

(d)	Any stockholder may waive notice of any meeting of stockholders pursuant to Section 8.4 of these bylaws.

2.4	Adjournments. When a meeting of stockholders, annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. After the adjournment, the board of directors may fix a new record date for notice of such adjourned meeting in accordance with law, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

2.5	Quorum. At each meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these bylaws, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 2.4 of these bylaws until a quorum shall be present. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

2.6	Organization. Meetings of stockholders shall be presided over by the chair of the board of directors, or, in the absence of such person, such person as the board of directors may designate. The secretary shall act as secretary of the meeting, but in the absence of the secretary, the chair of the meeting may appoint any person to act as secretary of the meeting.

2.7	Voting; Proxies. Unless otherwise provided by the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the secretary of the corporation. Unless otherwise provided by law, the certificate of incorporation or these bylaws:

(a)	In all matters other than the election of directors, the affirmative vote of the majority of shares of stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders;

(b)	Members of the board of directors shall be elected by a plurality of the votes cast of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors; and

(c)	Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, in all matters other than the election of members of the board of directors, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series.

A bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of members of the board of directors shall not be further amended or repealed by the board of directors.

2.8	Fixing Date for Determination of Stockholders of Record.

(a)	In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

(b)	In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the state of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

(c)	In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

2.9	List of Stockholders Entitled to Vote. The secretary shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.9 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination by any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled by this Section 2.9 to examine the list required by this Section 2.9 or to vote in person or by proxy at any meeting of the stockholders.

2.10	Inspectors at Meetings of Stockholders. The board of directors, in advance of any meeting of stockholders, may, and shall if required by law, appoint one or more inspectors, who may be employees of the corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The board of directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the board of directors, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

2.11	Action by Consent of Stockholders. Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the secretary at the principal executive office of the corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Every written consent shall bear the date of the signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the secretary at the principal executive office of the corporation (or such shorter period as is described in the written consent), written consents signed by a sufficient number of holders to take action are delivered to the secretary.

Article 3

Board of Directors

3.1	General Powers. The business and affairs of the corporation shall be managed by or under the direction of its board of directors, except as may be otherwise provided under law or the corporation’s certificate of incorporation.

3.2	Number; Qualifications. The number of directors, each of whom shall be a natural person, shall not be less than one or more than nine, as determined from time to time by resolution of the board of directors. Directors need not be stockholders. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3	Election; Resignation. Except as provided in Section 3.5 of these bylaws, the directors shall be elected at the annual meeting of stockholders. Except as otherwise provided by law, the certificate of incorporation or these bylaws, each director elected will serve until his or her successor is elected and qualified or until such director’s earlier resignation or removal. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. A resignation is effective when the resignation is delivered, unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.

3.4	Removal. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the certificate of incorporation, this Section 3.4 shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

3.5	Newly Created Directorships and Vacancies. Any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring on the board of directors shall be filled by the affirmative votes of a majority of the other directors. A director elected to fill a vacancy shall be elected to hold office until the expiration of the term of the director whom he or she replaced, unless he or she resigns or is removed before the expiration of the term.

3.6	Meetings. Meetings of the board of directors may be held from time to time as provided in the certificate of incorporation or these bylaws at any place within or without the state of Delaware that the board of directors selects, or solely by one or more means of remote communication. Meetings of the board of directors may be called by the chair of the board, the chief executive officer, by the acting chief executive officer in the absence of the chief executive officer or by any two directors (one of which must include the chair of the board or the chief executive officer), in which case the person or persons calling such meeting may fix the date, time, and place thereof, either within or without the state of Delaware, and shall cause notice of the meeting to be given.

3.7	Notice of Meetings.

(a)	If the date, time, and place of a meeting of the board of directors have been provided in the certificate of incorporation or these bylaws, or announced at a previous meeting of the board of directors, no notice is required. In all other cases, ten days’ notice of meetings of the board of directors, stating the date, time, and place of the meeting and any other information required by law or desired by the person or persons calling the meeting, shall be given to each director. Any director may waive notice of any meeting of the board of directors pursuant to Section 8.4 of these bylaws.

(b)	Notice of all meetings shall be given either by oral communication, by mailing a copy of the notice to an address designated by the director or to the last known address of the director, by depositing with a nationally recognized overnight delivery service for overnight delivery (or, if overnight delivery to the director is not available, for delivery as promptly as practicable) to the director at an address designated by the director or at the last known address of the director, by handing a copy to the director, or by any other delivery that conforms to law, including, without limitation, electronic communication if consent is given by a director. Notice is deemed received when it is given. Notice by mail is given when deposited in the United States mail with sufficient postage affixed. Notice by deposit for overnight delivery (or, if overnight delivery is not available, for delivery as promptly as practicable) is given when deposited for delivery with a nationally recognized overnight delivery service after having made sufficient arrangements for payment by the corporation. Notice by electronic communication is deemed given if by:

(i)	facsimile communication, when directed to a telephone number at which the director has consented to receive notice;

(ii)	electronic mail, when directed to an electronic mail address at which the director has consented to receive notice; and

(iii)	any other form of electronic communication by which the director has consented to receive notice, when directed to the director.

(c)	Consent by a director to notice given by electronic communication may be given in writing or by authenticated electronic communication. Any consent so given may be relied upon until revoked by the director, provided that no revocation affects the validity of any notice given before receipt of revocation of the consent.

3.8	Delivery of Agenda. For the purpose of allowing adequate time for the directors to obtain information and consider each action to be taken at a meeting of the board of directors, the secretary shall provide a proposed agenda to each director no later than ten days before the date of the meeting specifying each business item to be discussed at the meeting. If a proposal for an item is not provided in such agenda, then no discussion may be held on such item at that meeting. Notwithstanding the foregoing, the requirements of this Section 3.8 may be waived by unanimous approval of those directors present at the meeting (whether in person or by remote communication). Attendance of a director at a meeting shall constitute a waiver of the requirements of this Section 3.8, except when a director attending the meeting expressly objects at the beginning of a discussion of a business item because such item was not on the agenda and does not participate thereafter in the discussion of such business item.

3.9	Meetings by Remote Communication. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors may participate in a meeting of the board of directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.9 shall constitute presence in person at the meeting.

3.10	Adjourned Meetings. A majority of the directors present at any meeting of the board of directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the board of directors shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.7 of these bylaws other than by mail, or at least three days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

3.11	Quorum; Vote Required for Action. At all meetings of the board of directors a majority of the total number of directors shall constitute a quorum for the transaction of business unless the certificate of incorporation requires a greater number. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors unless the certificate of incorporation or these bylaws requires a vote of a greater number.

3.12	Organization. Meetings of the board of directors shall be presided over by the chair of the board of directors, if any, or in the chair’s absence another director selected by the board of directors shall preside. The corporation’s secretary shall act as secretary of the meeting, but in the secretary’s absence the chair of the meeting may appoint any person to act as secretary of the meeting.

3.13	Action Without Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all members of the board of directors consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the board of directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.14	Chairperson. The board of directors may elect a chair of the board of directors who, if elected, shall preside at all meetings of the stockholders and of the board of directors and shall perform such other duties as may be prescribed by the board of directors from time to time. The chair of the board of directors shall not be deemed to be an officer or employee of the corporation solely by serving as the chair of the board of directors.

3.15	Vice Chair Person. The board of directors may elect a vice chair of the board of directors who, if elected, shall, in the absence of the chair of the board of directors, preside at all meetings of the stockholders and of the board of directors and shall perform such other duties as may be prescribed by the chair of the board of directors from time to time. The vice chair of the board of directors shall not be deemed to be an officer or employee of the Company solely by serving as the vice chair of the board of directors.

Article 4

Committees

4.1	Number; Appointment; Resignation; Removal. The board of directors may designate one or more committees, each committee to consist solely of one or more of the directors of the corporation. Each director shall remain on a committee until his or her successor is elected and qualified or until such director’s earlier resignation or removal. Any director may resign from a committee at any time upon written notice to the corporation. The resignation is effective without acceptance when the notice is given to the corporation, unless a later effective date is specified in the notice. Any director may be removed from a committee at any time, with or without cause, by a resolution of the board of directors.

4.2	Powers. Any such committee shall, to the extent provided in the resolution of the board of directors or these bylaws, have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation.

4.3	Rules and Records. Unless the board of directors otherwise provides, the committee may make and adopt such rules and regulations governing its proceedings as it may deem proper and which are consistent with the certificate of incorporation, these bylaws and any applicable laws or regulations. Records, if any, of actions and proceedings of the committee shall be made available upon request to any director.

4.4	Meetings by Remote Communication. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of any committee may participate in a meeting of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 4.4 shall constitute presence in person at the meeting.

4.5	Action Without Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of any committee may be taken without a meeting, if all members of the committee consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

4.6	Subcommittees. Unless otherwise provided in the certificate of incorporation, these bylaws or the resolution of the board of directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Article 5

Officers

5.1	Officers. The corporation shall have such officers with such titles and duties as shall be stated in these bylaws or in a resolution of the board of directors which is not inconsistent with these bylaws and as may be necessary to enable it to sign instruments and stock certificates. The chief executive officer, the secretary and any other officers the board of directors deems necessary, shall be chosen in such manner and shall hold their offices for such terms as determined by the board of directors. To the extent authorized in the certificate of incorporation, these bylaws, or a resolution of the board of directors, the chief executive officer may appoint one or more officers, other than the chief financial officer. One of the officers shall have the duty to record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose. Any number of offices may be held by the same person.

5.2	Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. Each officer shall hold office until his or her successor is elected and qualified or until such officer’s earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The resignation is effective without acceptance when the notice is given to the corporation, unless a later effective date is specified in the notice. An officer may be removed at any time, with or without cause, by a resolution of the board of directors. An officer appointed by the chief executive officer may also be removed at any time, with or without cause, by the chief executive officer. To the extent authorized in the certificate of incorporation, these bylaws, or a resolution of the board of directors, the chief executive officer may remove an officer elected or appointed by the board, other than the chief financial officer. A removal as described in this subdivision is without prejudice to any contractual rights of the officer. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors or, to the extent authorized in the certificate of incorporation, these bylaws, or a resolution of the board of directors, the chief executive officer, other than a vacancy occurring in the office of chief financial officer, which shall be filled only by the board of directors.

5.3	Chief Executive Officer. The corporation shall have a chief executive officer. Unless the certificate of incorporation, these bylaws, or a resolution of the board of directors provide otherwise, the chief executive officer shall:

(a)	have general active management of the business of the corporation;

(b)	in the absence of the chair of the board and the vice chair of the board or if both such positions are vacant, preside at all meetings of the board of directors and the stockholders;

(c)	see that all orders and resolutions of the board of directors are carried into effect;

(d)	sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the certificate of incorporation or these bylaws or the board of directors to some other officer or agent of the corporation;

(e)	maintain records of and, whenever necessary, certify all proceedings of the board of directors and the stockholders; and

(f)	perform other duties prescribed by the board of directors.

5.4	President. The chief executive officer shall be deemed to be the president of the corporation, unless a president has been designated by the board of directors. The president shall have the powers and perform the duties as prescribed by the board of directors.

5.5	Vice President(s). The corporation may have one or more vice president(s). The vice president, if any, or vice presidents in case there be more than one, shall have the powers and perform the duties as prescribed by the board of directors or the chief executive officer.

5.6	Chief Financial Officer. The corporation may have a chief financial officer. The chief financial officer shall be deemed to be the treasurer of the corporation, unless a treasurer has been designated by the board of directors. Unless the certificate of incorporation, these bylaws, or a resolution of the board of directors provide otherwise, the chief financial officer shall:

(a)	keep accurate financial records for the corporation;

(b)	deposit all money, drafts, and checks in the name of and to the credit of the corporation in the banks and depositories designated by the board of directors;

(c)	endorse for deposit all notes, checks, and drafts received by the corporation as ordered by the board of directors, making proper vouchers therefore;

(d)	disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the board of directors;

(e)	render to the chief executive officer and the board of directors, whenever requested, an account of all transactions by the chief financial officer and of the financial condition of the corporation; and

(f)	perform other duties prescribed by the board of directors or the chief executive officer.

5.7	Treasurer. The corporation may have a treasurer. Unless otherwise determined by the board of directors, the treasurer, if any, shall be the chief financial officer of the corporation. If an officer other than the chief financial officer is designated treasurer, the treasurer shall have such powers and perform such duties as the board of directors or the chief executive officer may prescribe from time to time.

5.8	Secretary. The corporation shall have a secretary. The secretary shall attend all meetings of the board of directors and of the stockholders and shall maintain records of, and whenever necessary, certify all proceedings of the board of directors and of the stockholders. The secretary shall keep the required records of the corporation, and when so directed by the board of directors or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the stockholders and of meetings of the board of directors. The secretary shall also perform the other duties and have the other powers the board of directors or the chief executive officer may prescribe from time to time.

5.9	Delegation. Unless prohibited by the certificate of incorporation or these bylaws or a resolution of the board of directors, an officer elected or appointed by the board of directors or the chief executive officer may, without the approval of the board of directors, delegate some or all of the duties and powers of an office to other persons. An officer who delegates the duties or powers of an office remains subject to the standard of conduct for an officer with respect to the discharge of all duties and powers so deleted.

Article 6

Stock

6.1	Certificates. The shares of the corporation’s stock may be certificated or uncertificated, as provided under Delaware General Corporation Law. All certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the Chairman or the Chief Executive Officer or the President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

6.2	Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates or Uncertificated Shares. The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.3	Transfers of Stock. Transfers of stock shall be made on the books of the corporation only by the record holder of such stock, or by attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon surrender of the certificate. In the case of a transfer of uncertificated shares, the authorized transferee shall provide proper transfer instructions to the corporation or the transfer agent of the corporation.

6.4	Holder of Record. Except as expressly provided by applicable law, the corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof.

6.5	Transfer Agents and Registrars. The board of directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Article 7

Indemnification

7.1	Right to Indemnification of Directors and Officers. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that the person, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in the or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Except for successful claims brought under Section 7.3 of these bylaws, the corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) was authorized by the board of directors.

7.2	Prepayment of Expenses. The corporation shall pay the expenses (including attorney fees) incurred by an officer or director in defending any proceeding in advance of its final disposition upon receipt of an undertaking by the officer or director to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified under this Article 7 or otherwise. Such expenses (including attorney fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

7.3	Claims. If a claim for indemnification or payment of expenses under this Article 7 is not paid in full within 60 days after a written claim therefor by the person has been received by the corporation, the person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the person is not entitled to the requested indemnification or payment of expenses under applicable law.

7.4	Nonexclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 7, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

7.5	Other Sources. The corporation’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, or other enterprise.

7.6	Amendment or Repeal. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or this Article 7 shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

7.7	Other Indemnification and Prepayment of Expenses. This Article 7 shall not limit the right of the corporation, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, to indemnify and to advance expenses to any other persons when and as authorized by appropriate corporate action.

Article 8

Miscellaneous

8.1	Definitions. The words, terms and phrases used, but not otherwise defined in these bylaws, shall have the meaning ascribed to them in the Delaware General Corporation Law.

8.2	Seal. The corporation shall have the power to have a corporate seal, which may be altered from time to time by the board of directors. Any such corporate seal (a) shall have the name of the corporation inscribed thereon and (b) may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

8.3	Fiscal Year. The fiscal year of the corporation shall be determined by the board of directors.

8.4	Waiver of Notice. Whenever notice is required to be given under the Delaware General Corporation Law, the certificate of incorporation or these bylaws, a written waiver of notice, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission.

8.5	Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the Delaware General Corporation Law.

8.6	Dividends. Subject to applicable law and the certificate of incorporation, dividends upon the shares of capital stock of the corporation may be declared by the board of directors at any regular or special meeting of the board of directors. Dividends may be paid in cash, in property or in shares of the corporation’s capital stock, unless otherwise provided by applicable law or the certificate of incorporation.

8.7	Amendment of Bylaws. The power to adopt, amend or repeal bylaws shall be in the stockholders entitled to vote. If permitted in the certificate of incorporation, these bylaws may be amended or repealed, and new bylaws adopted, by the board of directors. The fact that such power has been conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

8.8	Exclusive Forum. Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of these bylaws.